THE ALGER FUND
                          (HEREAFTER "THE ALGER FUNDS")

          The undersigned, being the Secretary of The Alger Fund (the "TRUST"), a Trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Amended and Restated Agreement and Declaration of Trust dated February 18, 1997, as amended (hereinafter, as so amended, referred to as the "DECLARATION OF TRUST"), and the affirmative vote of a Majority of the Trustees at a meeting duly called and held on February 24, 2004, the Declaration of Trust is amended as follows:


          1. Section 1. 1 of the Declaration of Trust is hereby amended to change the name of the Trust to "The Alger Funds."

          2. The names of the Portfolios established by Section 6.1 of the Declaration of Trust and by the Certificates of Designation filed April 30, 2002 and May 8, 2002, are hereby amended to be as follows:

               Alger SmallCap Growth Fund
               Alger MidCap Growth Fund
               Alger LargeCap Growth Fund
               Alger Capital Appreciation Fund
               Alger Balanced Fund
               Alger SmallCap and MidCap Growth Fund
               Alger Health Sciences Fund
               Alger Money Market Fund


          IN WITNESS WHEREOF, the undersigned has set her hand and seal this 24 day of February, 2004.

                                                  /s/ Dorothy G. Sanders
                                                  ----------------------
                                                   Dorothy G. Sanders
                                                   Secretary

                                 ACKNOWLEDGEMENT


 State of New York  |
                    | ss.
 County of New York |                                          February 24 2004






           Then  personally  appeared  the  above,   Dorothy  G.  Sanders,   and
acknowledged the foregoing instrument to be her free act and deed before me,


                                                       /s/ Eric Sanders
                                                       ------------------------
                                                       Notary Public
                                                       My Commission Expires:


                                            ERIC SANDERS
                                  Notary Public, State of New York
                                          No. 02SA5059856
                                    Qualified in New York County
                                   Commission Expires May 6, 2006